                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
New World Brands, Inc.

We have issued our report dated July 16, 2002 accompanying the consolidated financial statements of New World Brands, Inc. and subsidiaries (formerly known as Oak Tree Medical Systems, Inc.) included in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2002, which is incorporated by reference in the Registration Statement Forms S-8 dated April 23, 2002 and May 16, 2002. We consent to the incorporation by reference in the Registration Statements of the aforementioned report.

                                                    WISS & COMPANY, LLP

Livingston, New Jersey
August 28, 2002